Exhibit 23.4

RUSSELL BEDFORD ESPA ÑA
Auditores - Consultores

Consent of Independent Auditors

We hereby consent to the incorporation by reference of our report dated January 30, 2006, with respect to the consolidated financial statements of Microelectonica Española S.A.U., in the Registration Statement on Form F-3/A (No. 333-129291) and related Prospectus of M-Systems Flash Disk Pioneers Ltd.

RUSSELL BEDFORD AUDITORES Y CONSULTORES, S.L. (ROAC n° S-1357) /s/ Gabriel Martínez Gabriel Martínez Partner

Valencia, 15th of May, 2006